As filed with the Securities and Exchange Commission on December 11, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192-1550
(Address of principal executive offices)  (Zip Code)

CIGNA Deferred Compensation Plan
 (Full title of the plan)

Nicole S. Jones
Corporate Secretary
CIGNA Corporation
Two Liberty Place
1601 Chestnut Street
Philadelphia, PA 19192-1550
(Name and address of agent for service)

(215) 761-1000
(Registrant’s telephone number, including area code)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Deferred Compensation Obligations (1)	$20,000,000	100%	$20,000,000	$614.00

(1)  The Deferred Compensation Obligations are unsecured and unfunded general obligations of CIGNA Corporation to pay certain deferred compensation in the future in accordance with the terms of the CIGNA Deferred Compensation Plan.

(2)  Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933.

Note on Filing History

On November 12, 1999, CIGNA Corporation filed a registration statement on Form S-8 (File No. 333-90785), registering $30,000,000 of Deferred Compensation Obligations to be offered under the CIGNA Deferred Compensation Plan (the Plan).  On November 2, 2005, CIGNA Corporation filed a registration statement on Form S-8 (File No. 333-129395), registering an additional $10,000,000 of Deferred Compensation Obligations to be offered under the Plan.  CIGNA is filing this registration statement to register an additional $20,000,000 of Deferred Compensation Obligations under the Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Section 10(a) prospectus relating to the Plan is omitted from this registration statement pursuant to the Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

As permitted by General Instruction E to Form S-8, the contents of CIGNA’s registration statements on Form S-8 (File No. 333-129395 and 333-90785), covering Deferred Compensation Obligations to be offered under the Plan, are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 11th day of December, 2007.

CIGNA CORPORATION

By: /s/ Nicole S. Jones
Nicole S. Jones
Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 11, 2007.

Principal Officers:	Directors:*

H. Edward Hanway*	Robert H. Campbell
Chairman, Chief Executive Officer and a Director	Isaiah Harris, Jr. Jane E. Henney, M.D
Peter N. Larson
Principal Financial Officer:	Roman Martinez IV
James E. Rogers
By: /s/ Michael W. Bell	Harold A. Wagner
Michael W. Bell	Carol Cox Wait
Executive Vice President	Eric C. Wiseman
and Chief Financial Officer	Donna Zarcone
William D. Zollars
Date: December 11, 2007

Principal Accounting Officer:

By: /s/ Annmarie T. Hagan
Annmarie T. Hagan
Vice President and
Chief Accounting Officer

Date: December 11, 2007
*By: /s/ Nicole S. Jones
Nicole S. Jones Attorney-in-Fact

Date: December 11, 2007

EXHIBIT INDEX

Number	Description	Method of Filing

4	CIGNA Deferred Compensation Plan of 2005, effective as of January 1, 2005	Filed herewith.

5	Opinion of Counsel as to legality of securities	Filed herewith.

23.1	Consent of Counsel (included in Exhibit 5)	Filed herewith.

23.2	Consent of Independent Registered Public Accounting Firm	Filed herewith.

24	Powers of Attorney	Filed as Exhibit 24.1 to CIGNA's Post-Effective Amendment No 1 to Form S-8 Registration Statement dated August 3, 2007 and incorporated herein by reference.